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                                                                    Exhibit 23.1







             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-12937) of Newcor, Inc. of our report dated June 9, 2000 the financial statements and financial statement schedules of the Newcor, Inc. Savings Plan for Employees at December 31, 1999 and 1998 and the years then ended, which appears in this Form 11-K.


/s/  PricewaterhouseCoopers LLP

Detroit, Michigan
June 28, 2000






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